EXHIBIT 1.02

Conflict Minerals Report of Helen of Troy Limited

In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”) for calendar year 2013 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.                                      Introduction

Helen of Troy is a global designer, developer, importer, and distributor of an expanding portfolio of brand-name consumer products.  Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reincorporated as Helen of Troy Limited in Bermuda in 1994.  Helen of Troy has three segments: Personal Care, Housewares and Healthcare/Home Environment.  The Personal Care segment’s products include electric hair care, beauty care and wellness appliances; grooming tools and accessories; and liquid, solid- and powder-based personal care and grooming products. The Housewares segment provides a broad range of innovative consumer products for the home. Product offerings include food preparation and storage, cleaning, organization, and baby and toddler care products. The Healthcare/Home Environment segment focuses on health care devices, such as thermometers, blood pressure monitors, humidifiers and heating pads, water filtration systems, and small home appliances, such as air purifiers, portable heaters, fans, and bug zappers. All three segments sell their products primarily through mass merchandisers, drugstore chains, warehouse clubs, catalogs, e-commerce retailers, grocery stores, and specialty stores.  In addition, the Personal Care segment sells extensively through beauty supply retailers and wholesalers, and the Healthcare/Home Environment segment sells certain of its product lines through medical distributors and others through home improvement stores.  Helen of Troy purchases its products from unaffiliated manufacturers, most of which are located in China, Mexico and the United States.

Helen of Troy contracts to have manufactured products that may contain gold, tantalum, tin and tungsten (“3TG”), such as houseware, healthcare/home environment, and personal care consumer products.  As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the origin of these metals to determine whether our sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process. Per Rule 13p-1, due diligence is used to support a company’s determination whether or not there is evidence that the smelters or refiners within its supply chain are sourcing minerals that are considered “DRC Conflict Free”, that have “not been found to be DRC Conflict Free”, or that are “DRC Conflict Undeterminable”.

2.                                      Product Description

Helen of Troy contracts to have manufactured products that may contain gold, tantalum, tin and tungsten (“3TG”), such as houseware, healthcare/home environment, and personal care consumer products.

Helen of Troy’s suppliers were requested to use the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative Conflict Minerals Due Diligence Template (“EICC/GeSI Template”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin.  Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program (“CFSP”), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewelry Council Chain-of-Custody Certification (“RJC”).

Below is a summary of verified smelters(1):

SOR / Facility Name	Conflict-Free Status
Gold
Aida Chemical Industries Co. Ltd.	Unknown
Allgemeine Gold- und Silberscheideanstalt A.G.	CFSP; LBMA; RJC
Almalyk Mining and Metallurgical Complex (AMMC)	LBMA
AngloGold Ashanti Mineração Ltda	CFSP; LBMA
Argor-Heraeus SA	CFSP; LBMA
Asahi Pretec Corporation	CFSP; LBMA
Asaka Riken Co Ltd	Unknown
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	LBMA
Aurubis AG	LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA
Boliden AB	LBMA
Caridad	Unknown
Cendres & Métaux SA	LBMA
Chugai Mining	Unknown
Codelco	Unknown
Daejin Indus Co. Ltd	Unknown
DaeryongENC	Unknown
Do Sung Corporation	Unknown
Dowa	CFSP
FSE Novosibirsk Refinery	Unknown
Heimerle + Meule GmbH	Unknown
Heraeus Ltd Hong Kong	CFSP; LBMA
Heraeus Precious Metals GmbH & Co. KG	CFSP; LBMA
Hwasung CJ Co. Ltd	Unknown
Ishifuku Metal Industry Co., Ltd.	CFSP; LBMA
Istanbul Gold Refinery	CFSP; LBMA
Japan Mint	LBMA
Jiangxi Copper Company Limited	LBMA
Johnson Matthey Inc	CFSP; LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA
JSC Uralectromed	LBMA
JX Nippon Mining & Metals Co., Ltd	CFSP; LBMA
Kazzinc Ltd	LBMA

(1)  Verified smelters are those listed by the EICC.

Kojima Chemicals Co. Ltd	CFSP
Korea Metal Co. Ltd	Unknown
Kyrgyzaltyn JSC	LBMA
L’ azurde Company For Jewelry	LBMA
LS-Nikko Copper Inc	CFSP; LBMA
Materion	CFSP
Matsuda Sangyo Co. Ltd	CFSP; LBMA
Metalor Technologies (Hong Kong) Ltd	CFSP; LBMA; RJC
Metalor Technologies SA	CFSP; LBMA; RJC
Metalor USA Refining Corporation	CFSP; LBMA; RJC
Met-Mex Peñoles, S.A.	LBMA
Mitsubishi Materials Corporation	CFSP; LBMA
Mitsui Mining and Smelting Co., Ltd.	CFSP; LBMA
Moscow Special Alloys Processing Plant	LBMA
Nadir Metal Rafineri San. Ve Tic. A.Ş.	LBMA
Navoi Mining and Metallurgical Combinat	LBMA
Nihon Material Co. LTD	CFSP; LBMA
Ohio Precious Metals LLC.	CFSP; LBMA
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	LBMA
OJSC Kolyma Refinery	LBMA
PAMP SA	CFSP; LBMA
Pan Pacific Copper Co. LTD	Unknown
Prioksky Plant of Non-Ferrous Metals	LBMA
PT Aneka Tambang (Persero) Tbk	LBMA
PX Précinox SA	LBMA
Rand Refinery (Pty) Ltd	CFSP; LBMA
Royal Canadian Mint	CFSP; LBMA
Sabin Metal Corp.	Unknown
SAMWON METALS Corp.	Unknown
Schone Edelmetaal	LBMA
SEMPSA Joyeria Plateria SA	CFSP; LBMA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	LBMA
Solar Applied Materials Technology Corp.	CFSP; LBMA

Sumitomo Metal Mining Co. Ltd.	CFSP; LBMA
Suzhou Xingrui Noble	Unknown
Tanaka Kikinzoku Kogyo K.K.	CFSP; LBMA
The Great Wall Gold and Silver Refinery of China	LBMA
The Refinery of Shandong Gold Mining Co. Ltd	LBMA
Tokuriki Honten Co. Ltd	CFSP; LBMA
Torecom	Unknown
Umicore Brasil Ltda	LBMA
Umicore SA Business Unit Precious Metals Refining	CFSP; LBMA
Valcambi SA	CFSP; LBMA
Western Australian Mint trading as The Perth Mint	CFSP; LBMA
Xstrata Canada Corporation	Unknown
Yokohama Metal Co Ltd	Unknown
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA
Zijin Mining Group Co. Ltd	LBMA
Tin
CNMC (Guangxi) PGMA Co. Ltd.	Unknown
Cookson	CFSP
Cooper Santa	Unknown
CV Duta Putra Bangka	Unknown
CV JusTindo	Unknown
CV Makmur Jaya	Unknown
CV Nurjanah	Unknown
CV Prima Timah Utama	Unknown
CV Serumpun Sebalai	Unknown
CV United Smelting	Unknown
EM Vinto	Unknown
Fenix Metals	Unknown
Geiju Non-Ferrous Metal Processing Co. Ltd.	CFSP
Gejiu Zi-Li	Unknown
Gold Bell Group	Unknown
Huichang Jinshunda Tin Co. Ltd	Unknown
Jiangxi Nanshan	Unknown
Linwu Xianggui Smelter Co	Unknown

Liuzhou China Tin	Unknown
Malaysia Smelting Corporation (MSC)	CFSP
Metallo Chimique	Unknown
Mineração Taboca S.A.	CFSP
Minmetals Ganzhou Tin Co. Ltd.	Unknown
Minsur	CFSP
Novosibirsk Integrated Tin Works	Unknown
OMSA	CFSP
PT Alam Lestari Kencana	Unknown
PT Artha Cipta Langgeng	Unknown
PT Babel Inti Perkasa	Unknown
PT Babel Surya Alam Lestari	Unknown
PT Bangka Kudai Tin	Unknown
PT Bangka Putra Karya	Unknown
PT Bangka Timah Utama Sejahtera	Unknown
PT Belitung Industri Sejahtera	Unknown
PT BilliTin Makmur Lestari	Unknown
PT Bukit Timah	CFSP
PT DS Jaya Abadi	Unknown
PT Eunindo Usaha Mandiri	Unknown
PT Fang Di MulTindo	Unknown
PT HP Metals Indonesia	Unknown
PT Koba Tin	Unknown
PT Mitra Stania Prima	Unknown
PT Refined Bangka Tin	Unknown
PT Sariwiguna Binasentosa	Unknown
PT Stanindo Inti Perkasa	Unknown
PT Sumber Jaya Indah	Unknown
PT Tambang Timah	Unknown
PT Timah	Unknown
PT Timah Nusantara	Unknown
PT Tinindo Inter Nusa	Unknown
PT Yinchendo Mining Industry	Unknown
Thaisarco	CFSP

White Solder Metalurgia	CFSP
Yunnan Chengfeng	Unknown
Yunnan Tin Company Limited	CFSP
Tungsten
A.L.M.T. Corp.	Unknown
ATI Tungsten Materials	Unknown
Chaozhou Xianglu Tungsten Industry Co Ltd	Unknown
China Minmetals Nonferrous Metals Co Ltd	Unknown
Chongyi Zhangyuan Tungsten Co Ltd	Unknown
Fujian Jinxin Tungsten Co., Ltd.	TI-CMC
Ganzhou Grand Sea W & Mo Group Co Ltd	Unknown
Global Tungsten & Powders Corp	TI-CMC
HC Starck GmbH	TI-CMC
Hunan Chenzhou Mining Group Co	Unknown
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Unknown
Japan New Metals Co Ltd	Unknown
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Unknown
Jiangxi Tungsten Industry Group Co Ltd
Kennametal Inc.	Unknown
Tejing (Vietnam) Tungsten Co Ltd	TI-CMC
Wolfram Bergbau und Hütten AG	TI-CMC
Wolfram Company CJSC	TI-CMC
Xiamen Tungsten Co Ltd	TI-CMC
TI-CMC
Tantalum
Conghua Tantalum and Niobium Smeltry	CFSP
Duoluoshan	CFSP
Exotech Inc.	CFSP
F&X	CFSP
Gannon & Scott	Unknown
Global Advanced Metals	CFSP
H.C. Starck GmbH	CFSP

HC Starck GmbH	TI-CMC
Hi-Temp	CFSP
JiuJiang JinXin Nonferrous Metals Co. Ltd.	Unknown
Kemet Blue Powder	CFSP
Mitsui Mining & Smelting	CFSP
Plansee	CFSP
RFH	CFSP
Solikamsk Metal Works	CFSP
Taki Chemicals	CFSP
Tantalite Resources	CFSP
Telex	CFSP
Ulba	CFSP
Zhuzhou Cement Carbide	CFSP

Countries of Origin for these SORs are believed to include:

Argentina

Australia

Austria

Bolivia

Brazil

Burundi

Canada

Chile

China

Democratic Republic of the Congo

Ethiopia

Ghana

Guinea

Indonesia

Japan

Kazakhstan

Kyrgyzstan

Laos

Malaysia

Mali

Mexico

Mongolia

Mozambique

Namibia

Nigeria

Papua New Guinea

Peru

Philippines

Portugal

Russia

Rwanda

South Africa

South Korea

Spain

Taiwan

Tajikistan

Tanzania

Thailand

United Kingdom

United States

Uzbekistan

Zambia

3.                                      Reasonable Country of Origin Inquiry Description

Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”).  Helen of Troy assembled an internal team comprised of representatives from Helen of Troy’s finance, legal and supply chain departments.  The team researched, interviewed and ultimately engaged Source Intelligence (“SI”), a third party information management service provider, to establish a system of controls and transparency over our supply chain. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to us.  Information was collected and stored using an online platform provided by SI.

Supplier engagement followed these steps:

•                  An introduction email was sent to Tier 1 suppliers describing the compliance requirements and requesting conflict minerals information;

•                  Following the initial introductions to the program and information request, at least 3 reminder emails were sent to each non-responsive supplier requesting survey completion; and

•                  Suppliers who remained non-responsive to these email reminders were contacted by phone and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

At all times during the above steps, Helen of Troy’s internal team was able to monitor progress 24 hours per day/7 days per week via access to the Helen of Troy online platform provided by SI.

An escalation process was initiated with Helen of Troy for suppliers who continued to be non-responsive after the above contacts were made. The program utilized the EICC-GeSI Template for data collection. Supplier responses were evaluated for plausibility, consistency, and gaps, both in terms of which products were stated to contain or not contain necessary 3TG, as well as the origin of those materials. Additional supplier contacts were conducted to address issues including implausible statements regarding no presence of 3TG, incomplete data on EICC-GeSI Templates, responses that did not identify smelters or refiners, responses which indicated sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research.

4.                                      RCOI Results

A total of 217 Tier 1 suppliers were identified as potentially in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The survey response rate among these suppliers was 67%. Of these responding suppliers, 39% responded yes as to having one or more of the 3TG as necessary to the functionality or production of the products they supply to Helen of Troy.

5.                                      Design of Due Diligence Measures

Based on the RCOI results, Helen of Troy’s designed a due diligence process to conform to the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of

Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements(2). It is important to note that the OECD Guidance was written for both upstream(3) and downstream(4) companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly.

6.                                      Due Diligence Measures Implemented

Due diligence measures undertaken by Helen of Troy included the following:

•                  Adopt a conflict minerals policy that is publicly available at www.hotus.com

•                  Assemble an internal team to support supply chain due diligence

•                  Establish a system of controls and transparency over the 3TG supply chain

•                  Implement internal measures taken to strengthen company engagement with suppliers

•                  Identify the SORs in the supply chain

•                  Engage with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas

•                  Design and implement a strategy to respond to supply chain matters

•                  Report findings to senior management

•                  Devise and adopt a management plan

•                  Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances

•                  Report annually on its supply chain due diligence

7.                                      Steps to Improve Due Diligence

Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•                  Continue to assess the presence of 3TG in its supply chain

(2)  OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

(3)  Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.

(4)  Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

•                  Clearly communicate expectations with regard to supplier performance, transparency and sourcing

•                  Increase the response rate for the RCOI process

•                  Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative Conflict Free Smelter program

8.                                      Product Determination

Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free. Helen of Troy does not have sufficient information from suppliers or other sources to conclude whether the necessary conflict minerals originated in the Covered Countries and, if so, whether the necessary conflict minerals were from recycled or scrap sources, were DRC conflict free, or have not been found to be DRC conflict free.  On the basis of the due diligence measures taken above, Helen of Troy has determined that products sold by its business segments are “DRC Conflict Undeterminable”.

9.                                      Independent Private Sector Audit

Based on Helen of Troy’s declaration of “DRC Conflict Undeterminable”, a private sector audit is not required.